Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Interactive Intelligence Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-33772, 333-87919, 333-110866, 333-116006, 333-33734, 333-129732, 333-134427, 333-151701, and 333-167469) on Form S-8 of Interactive Intelligence Group, Inc. of our report dated March 16, 2011, with respect to the consolidated balance sheets of Interactive Intelligence, Inc. and subsidiaries (the predecessor registrant of Interactive Intelligence Group, Inc.) as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Interactive Intelligence, Inc.

/s/ KPMG LLP
Indianapolis, Indiana

July 8, 2011